Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Funds Trust

We consent to the use of our report dated January 8, 2016 with respect to the financial statements of ClearBridge Real Estate Opportunities Fund, as of November 23, 2015, incorporated herein the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

March 30, 2016